As Filed With the Securities and Exchange Commission on July 30, 1997
                                                    Registration No. 333-_______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               ----------------

                       HOUSTON LIGHTING & POWER COMPANY
              (Exact name of issuer as specified in its charter)

                               ----------------

          TEXAS                                             74-0694415
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

          1111 LOUISIANA                                        77002
          HOUSTON, TEXAS                                      (Zip Code)
(Address of principal executive offices)

                               ----------------

                    EMPLOYEE STOCK OPTIONS TO BE ASSUMED BY
                HOUSTON LIGHTING & POWER COMPANY (TO BE RENAMED
          HOUSTON INDUSTRIES INCORPORATED) PURSUANT TO THE AGREEMENT
          AND PLAN OF MERGER DATED AS OF AUGUST 11, 1996, AS AMENDED,
                 BY AND AMONG HOUSTON INDUSTRIES INCORPORATED,
                       HOUSTON LIGHTING & POWER COMPANY,
                    HI MERGER, INC. AND NORAM ENERGY CORP.
                           (Full title of the plan)

                               ----------------

                                Hugh Rice Kelly
      Executive Vice President, General Counsel, and Corporate Secretary
                                1111 Louisiana
                             Houston, Texas 77002
                    (Name and address of agent for service)
 Telephone number, including area code, of agent for service:  (713) 207-1111

                               ----------------

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                    PROPOSED           PROPOSED
                                                    MAXIMUM            MAXIMUM
                                                    OFFERING           AGGREGATE        AMOUNT OF
TITLE OF SECURITIES         AMOUNT TO BE            PRICE              OFFERING        REGISTRATION
TO BE REGISTERED            REGISTERED              PER UNIT (2)       PRICE (2)          FEE (3)
-------------------------------------------------------------------------------------------------------
Employee Stock Options      options covering          $ 7.867          $12,055,572      $  3,653.20
(together in some cases     1,532,356 shares
   with tandem stock
  appreciation rights)

Common Stock, without       1,532,356 shares          $14.356          $21,998,514      $  6,666.22
    par value (1)                                                      -----------      -----------

Total                                                                  $34,054,086      $ 10,319.42
=======================================================================================================

(1) Includes preference stock purchase rights of one Right per share associated with the Common Stock.
(2) Calculated solely for purposes of determining the registration fee (a) in the case of the employee stock options, on the basis of the estimated cash amount which holders of outstanding options could elect to receive in lieu of having such options assumed by the Registrant, and (b) in the case of the Common Stock issuable upon exercise thereof, on the basis of the exercise price of such options.
(3) Because no separate consideration is payable for the Rights, the registration fee for such securities is included in the fee for the Common Stock.
================================================================================

                            INTRODUCTORY STATEMENT

          Houston Lighting & Power Company (to be renamed Houston Industries Incorporated) (the "Registrant" or the "Company") is filing this Registration Statement on Form S-8 relating to Employee Stock Options to be assumed by it pursuant to the Agreement and Plan of Merger dated as of August 11, 1996, as amended (the "Merger Agreement"), by and among Houston Industries Incorporated, a Texas corporation ("HII"), the Registrant (a wholly owned subsidiary of HII), HI Merger, Inc., a Delaware corporation and a direct wholly owned subsidiary of HII ("Merger Sub") and NorAm Energy Corp., a Delaware corporation ("NorAm"), and the Registrant's Common Stock, without par value, and associated Rights to purchase its Series A Preference Stock, without par value (such Common Stock and associated Rights collectively, the "Common Stock"), issuable upon exercise thereof.

          Pursuant to the Merger Agreement, among other things (a) HII will be merged into the Company, (b) each outstanding share of Common Stock, without par value, of HII ("HII Common Stock") will be converted into one share of Common Stock, and the Registrant will be renamed "Houston Industries Incorporated", (c) NorAm will be merged into Merger Sub (the "NorAm Merger"), as a result of which NorAm will become a wholly owned subsidiary of the Registrant, (d) each share of common stock, par value $0.625 per share, of NorAm ("NorAm Common Stock") outstanding immediately prior to the effective time of the NorAm Merger will be converted into either cash or Common Stock, in accordance with the elections of the holders of NorAm Common Stock, subject to proration and (e) each holder of an unexpired Employee Stock Option to purchase NorAm Common Stock, along with any tandem stock appreciation rights outstanding at the effective time of the NorAm Merger (a "NorAm Stock Option") will be entitled (except to the extent such Employee Stock Options are forfeited or expire at such effective time) to elect to either (x) have all or any portion of his or her NorAm Stock Option cancelled and "cashed out" pursuant to Section 2.2(e)(ii) of the Merger Agreement or (y) have all or any portion of his or her NorAm Stock Option assumed by the Registrant as provided in Section 5.11 of the Merger Agreement.

          This Registration Statement relates only to the Employee Stock Options to be assumed by the Registrant and the Common Stock issuable upon exercise thereof.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


          Note:  The document(s) containing the plan information required by
Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company (File No. 1-3187) or by HII (File No. 1-7629) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or as otherwise indicated, are hereby incorporated in this Registration Statement by reference:

          (1) the combined Annual Report on Form 10-K of the Company and HII for the year ended December 31, 1996;

          (2) the combined Quarterly Report on Form 10-Q of the Company and HII for the quarter ended March 31, 1997;

          (3) the Current Report on Form 8-K of the Company dated February 4, 1997;

          (4) the combined Current Report on Form 8-K of the Company and HII dated February 5, 1997; and

          (5) the description of the Common Stock contained in Item 4 of the Company's Registration Statement on Form 8-B, as filed with the Commission on July 30, 1997, pursuant to Section 12(b) of the Exchange Act.

          All documents filed with the Commission by the Company and HII pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Article 2.02.A.(16) and Article 2.02-1 of the Texas Business Corporation Act and Article V of the Company's Amended and Restated Bylaws provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, the Company has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

          Additionally, Article IX of the Company's Restated Articles of Incorporation provides that a director of the Company is not liable to the Company or its shareholders for monetary damages for any act or omission in the director's capacity as director, except that Article IX does not eliminate or limit the liability of a director for (i) breaches of such Director's duty of loyalty to the Company and its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) transactions from which a director receives an improper benefit, irrespective of whether the benefit resulted from an action taken within the scope of the director's office, (iv) acts or omissions for which liability is specifically provided by statute and (v) acts relating to unlawful stock repurchases or payments of dividends.

          Article IX also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

          The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

                                                        Report or
Exhibit                                               Registration                   SEC File or        Exhibit
Number        Document Description                      Statement                Registration Number   Reference
-------       --------------------                      ---------                -------------------   ---------
 4.1* -  Restated Articles of Incorporation of         Combined Form                  1-3187              3
         the Company (Restated as of May               10-Q for the                   1-7629
         1993)                                         quarter ended
                                                       June 30, 1993

 4.2* -  Articles of Amendment to Restated             Registration                   333-11329           3(b)
         Articles of Incorporation of the              Statement on Form
         Company (dated August 9, 1996)                S-4

 4.3* -  Articles of Amendment to Restated             Combined Form                  1-3187              3(c)
         Articles of Incorporation of the              10-K for the year              1-7629
         Company (dated December 3, 1996)              ended
                                                       December 31, 1996

 4.4* -  Amendments to Restated Articles of
         Incorporation of the Company to be
         effective as of the effective time of the merger of HII with and into the Company (included as Exhibit A to
         Exhibit 4.7)

 4.5* -  Amended and Restated Bylaws of the            Combined Form                  1-3187              3
         Company (as of June 5, 1996)                  10-Q for the                   1-7629
                                                       quarter ended

                                                        Report or
Exhibit                                               Registration                   SEC File or        Exhibit
Number        Document Description                      Statement                Registration Number   Reference
-------       --------------------                      ---------                -------------------   ---------

 4.6* -  Amended and Restated Bylaws of HII            Combined Form                  1-3187               3
         (as of May 22, 1996), to become the           10-Q for the                   1-7629
         Bylaws of the Company as of the               quarter ended
         effective time of the merger of HII           June 30, 1996
         with and into the Company

 4.7* -  Agreement and Plan of Merger among            Combined Form 8-K              1-3187               2
         HII, the Company, Merger Sub and              dated August 11,               1-7629
         NorAm dated as of August 11, 1996             1996


 4.8* -  Amendment to Agreement and Plan of            Registration                   333-11329            2(c)
         Merger among HII, the Company,                Statement on Form
         Merger Sub and NorAm dated as of              S-4
         October 23, 1996

 4.9* -  Form of Amended and Restated Rights           Registration                   333-11329            4(b)(1)
         Agreement between the Company and Texas       Statement on Form
         Commerce Bank National Association,           S-4
         as Rights Agent, to be executed upon the
         closing of the merger of HII with and into
         the Company, including form of Statement
         of Resolution Establishing Series of Shares
         designated Series A Preference Stock
         and Form of Rights Certificate

 4.10 -  Long-Term Incentive Compensation
         Plan

 4.11 -  1994 Incentive Equity Plan of NorAm
         Energy Corp.

 4.12 -  DEI 1990 Stock Award Plan

 4.13 -  Form of Election

 4.14 -  Form of Election Notice

 5    -  Opinion of Baker & Botts, L.L.P.

23.1  -  Consent of Deloitte & Touche LLP


___________________
*    Incorporated herein by reference as indicated.

ITEM 9.   UNDERTAKINGS.

          (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 28, 1997.



                           HOUSTON LIGHTING & POWER COMPANY
                           (Registrant)



                           By: /s/ Don D. Jordan
                               -----------------------------
                           (Don D. Jordan, Chairman and Chief Executive Officer)


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


          Signature                 Title                              Date
          ---------                 -----                              ----

/s/ Don D. Jordan               Chairman, Chief Executive          July 28, 1997
-----------------------            Officer and Director
(Don D. Jordan)                 (Principal Executive Officer
                              and Principal Financial Officer)



/s/ Mary P. Ricciardello      Vice President and Comptroller       July 28, 1997
------------------------      (Principal Accounting Officer)
(Mary P. Ricciardello)


                                      Director                     July 28, 1997
-----------------------
(William T. Cottle)


/s/ Charles R. Crisp                  Director                     July 28, 1997
-----------------------
(Charles R. Crisp)


                                      Director                     July 28, 1997
-----------------------
(Jack D. Greenwade)


/s/ Lee W. Hogan                      Director                     July 28, 1997
-----------------------
(Lee W. Hogan)


/s/ Hugh Rice Kelly                   Director                     July 28, 1997
-----------------------
(Hugh Rice Kelly)

                                      Director                     July 28, 1997
-----------------------
(R. Steve Letbetter)


                                      Director                     July 28, 1997
-----------------------
(David M. McClanahan)


/s/ Stephen W. Naeve                  Director                     July 28, 1997
-----------------------
(Stephen W. Naeve)


/s/ S. C. Schaeffer                   Director                     July 28, 1997
-----------------------
(S. C. Schaeffer)


                                      Director                     July 28, 1997
-----------------------
(R. L. Waldrop)

                               INDEX TO EXHIBITS


                                                           Report or
Exhibit                                                  Registration          SEC File or         Exhibit
Number               Document Description                  Statement       Registration Number    Reference
-------  --------------------------------------------    -------------     -------------------    ---------
 4.1* -  Restated Articles of Incorporation of         Combined Form             1-3187               3
         the Company (Restated as of May               10-Q for the              1-7629
         1993)                                         quarter ended
                                                       June 30, 1993

 4.2* -  Articles of Amendment to Restated             Registration              333-11329            3(b)
         Articles of Incorporation of the              Statement on Form
         Company (dated August 9, 1996)                S-4

 4.3* -  Articles of Amendment to Restated             Combined Form             1-3187               3(c)
         Articles of Incorporation of the              10-K for the year         1-7629
         Company (dated December 3, 1996)              ended
                                                       December 31,
                                                       1996

4.4*  -  Amendments to Restated Articles of
         Incorporation of the Company to be
         effective as of the effective time of the merger of HII with and into the Company (included as Exhibit A to
         Exhibit 4.7)

 4.5* -  Amended and Restated Bylaws of the            Combined Form             1-3187               3
         Company (as of June 5, 1996)                  10-Q for the              1-7629
                                                       quarter ended
                                                       June 30, 1996

 4.6* -  Amended and Restated Bylaws of HII            Combined Form             1-3187               3
         (as of May 22, 1996), to become the           10-Q for the              1-7629
         Bylaws of the Company as of the               quarter ended
         effective time of the merger of HII           June 30, 1996
         with and into the Company

 4.7* -  Agreement and Plan of Merger among            Combined Form 8-          1-3187               2
         HII, the Company, Merger Sub and              K dated August 11,        1-7629
         NorAm dated as of August 11, 1996             1996

 4.8* -  Amendment to Agreement and Plan of            Registration              333-11329            2(c)
         Merger among HII, the Company,                Statement on Form
         Merger Sub and NorAm dated as of              S-4
         October 23, 1996


                                                           Report or
Exhibit                                                  Registration          SEC File or         Exhibit
Number               Document Description                  Statement       Registration Number    Reference
-------  --------------------------------------------    -------------     -------------------    ---------

 4.9* -  Form of Amended and Restated Rights Agreement    Registration          333-11329           4(b)(1)
         between the Company and Texas Commerce Bank      Statement on
         National Association, as Rights Agent, to be     Form S-4
         executed upon the closing of the merger of
         HII with and into the Company, including
         form of Statement of Resolution Establishing
         Series of Shares designated Series A
         Preference Stock and Form of Rights
         Certificate

 4.10 -  Long-Term Incentive Compensation
         Plan

 4.11 -  1994 Incentive Equity Plan of NorAm
         Energy Corp.

 4.12 -  DEI 1990 Stock Award Plan

 4.13 -  Form of Election

 4.14 -  Form of Election Notice

 5    -  Opinion of Baker & Botts, L.L.P.

23.1  -  Consent of Deloitte & Touche LLP


___________________
*    Incorporated herein by reference as indicated.